Exhibit 99.1

Contact:
Robert E. Dries
Executive Vice President and
Chief Financial Officer
(502) 627-7140

PHARMERICA REPORTS FIRST QUARTER 2017 RESULTS

Strong Financial Results

Reaffirms Annual 2017 Guidance

LOUISVILLE, KY (May 10, 2017) – PharMerica Corporation (the “Corporation”, PharMerica” or the “Company”) (NYSE: PMC), a national provider of institutional, specialty home infusion, hospital and specialty pharmacy services, today reported its financial results for the first quarter ended March 31, 2017.

	1Q’17 Results	Comparison to 1Q’16	Comparison to 4Q’16
Revenue	$566.8 million	Increase of 8.1%	Increase of 6.1%
Gross profit	$87.9 million	Increase of 7.2%	Increase of 5.0%
Selling, general and administrative	$63.5 million	Increase of 11.4%	Increase of 15.9%
Net income	$3.5 million	Decrease of 14.6%	Decrease of 54.5%
Diluted earnings per common share	$0.11	Decrease of 15.4%	Decrease of 56.0%
Adjusted EBITDA	$31.3 million	Increase of 3.3%	Decrease of 12.1%
Adjusted diluted earnings per share	$0.42	Decrease of 6.7%	Decrease of 27.6%

Greg Weishar, PharMerica Corporation’s Chief Executive Officer, said, “We posted a great first quarter; showing sequential growth in revenue and gross profit as well as growth in Adjusted EBITDA versus the first quarter of 2016.  We believe we are well positioned to deliver on 2017 financial objectives.

“The Company recently completed two acquisitions: CareMed Specialty Pharmacy (CareMed) and Home Care Solutions.  CareMed provides comprehensive specialty pharmacy services on a national basis and Home Care Solutions expands the Company’s home infusion business into the large Chicago market.

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PMC Reports Results for the First Quarter 2017

May 10, 2017

“These acquisitions provide a solid start toward the Company’s goal of acquiring $200 million in annualized revenues for the year.

“Also, the acquisitions further bolster the progress we are making with respect to the Company’s diversification strategy.  We are confident we will achieve, on an annualized run rate, revenues in excess of one billion dollars by the end of the year and are quickly approaching our long-range goal of Diversified Business revenues equaling 50% of total revenues.

Mr. Weishar concluded “In summary, we are pleased with this quarter’s results and believe we are on track to achieving 2017 financial objectives which we are confident will drive shareholder value.”

Full Year 2017 Financial Guidance

PharMerica reaffirms its full year 2017 guidance metrics:

•	Revenue in the range of $2.3 billion to $2.4 billion;
•	Adjusted EBITDA in the range of $132.0 million to $142.0 million; and
•	Adjusted diluted earnings per share in the range of $1.75 to $1.95.

With respect to the Company’s full year guidance of Adjusted EBITDA and Adjusted diluted earnings per share, the Company is not able to provide a reconciliation of these non-GAAP financial measures to the most comparable GAAP measures without unreasonable efforts; certain items that are included have not yet occurred or are out of the Company’s control and/or cannot be reasonably predicted and, accordingly, the probable significance of such items cannot be determined at this time.  The most comparable GAAP measures and reconciling information that is unavailable, or not reasonably predictable, are non-recurring and acquisition-related expenses.

The Company notes that its 2017 guidance does not include the effect of any future 2017 acquisitions.

First Quarter 2017 Results

The results for the first quarter 2017 are set forth below:

➢	Key Comparisons of First Quarters Ended March 31, 2017 and 2016:

•
Revenues for the first quarter of 2017 were $566.8 million compared with $524.5 million for the first quarter of 2016, an increase of 8.1%.  The increase in revenues of $42.3 million was driven by organic growth and acquisitions in the Company’s specialty and long-term care businesses partially offset by the loss of volume in the long-term care pharmacy business.

•
Gross profit for the first quarter of 2017 was $87.9 million compared with $82.0 million in the first quarter of 2016; an increase of 7.2%. The increase in gross profit was driven by increased revenues from the Company’s specialty pharmacy businesses and the Company’s strategic purchasing strategies.

•
Selling, general and administrative expenses were $63.5 million or 11.2% of revenues for the first quarter of 2017 compared to $57.0 million or 10.9% of revenues for the first quarter of 2016. The increase of $6.5 million was due primarily to higher labor costs and bad debt expense.

•
Net income for the first quarter of 2017 was $3.5 million, or $0.11 diluted earnings per share, compared to $4.1 million, or $0.13 diluted earnings per share, for the same period in 2016.  Adjusted diluted earnings per share was $0.42 in the first quarter of 2017 compared to $0.45 in the first quarter of 2016.

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PMC Reports Results for the First Quarter 2017

May 10, 2017

•	Adjusted EBITDA for the first quarter of 2017 was $31.3 million compared with $30.3 million in the first quarter of 2016; an increase of 3.3%.

•
Cash flows provided by operating activities for the first quarter of 2017 were $72.2 million compared with $65.3 million in the first quarter of 2016. The increase in cash from operating activities is due primarily to a decrease in inventory from the Company’s inventory purchasing strategies.

Conference Call

Management will hold an online webcast of its first quarter 2017 earnings conference call on Wednesday, May 10, 2017 at 10:00 a.m. Eastern Time. A seven-day online replay will be available approximately one hour following the conclusion of the live broadcast. A link to these events can be found under the Investor Relations section of the Company’s website, www.pharmerica.com.

About PharMerica

PharMerica Corporation is a leading provider of pharmacy services.  PharMerica serves the long-term care, hospital pharmacy management services, specialty home infusion and oncology pharmacy markets. PharMerica operates 96 institutional pharmacies, 20 specialty home infusion pharmacies and 5 specialty oncology pharmacies in 45 states. PharMerica’s customers are institutional healthcare providers, such as skilled nursing facilities, assisted living facilities, hospitals, individuals receiving in-home care and patients with cancer.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company’s current estimates, expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements include, among other matters, the information concerning the Company’s 2017 Guidance and possible future results of operations and future potential acquisitions, the Company’s expectation that it is well positioned to deliver on its 2017 financial objectives, the Company’s goal of acquiring $200 million in annualized revenues for 2017, the Company’s expectations regarding its diversification strategy, the Company’s expectation that it will achieve, on an annualized run rate, revenues in excess of one billion dollars by the end of the year, the Company’s expectations of achieving its long-range goal of Diversified Business revenues equaling 50% of total revenues, the strength of the Company’s financial and operational performance during 2017 and, the ability of the Company to achieve its 2017 financial objectives, which will in turn drive shareholder value.  Forward-looking statements include statements that are not historical facts and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “plan,” “may,” “should,” “will,” “would,” “project” and similar expressions.

These forward-looking statements are based upon information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause the Company’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from the results referred to in the forward-looking statements we make in this press release include our ability to consummate our strategic and operational initiatives, our ability to identify and consummate future acquisitions, our ability to integrate future acquisitions, the adequacy of our litigation-related reserves, and our ability to collect the receivables due from AmerisourceBergen Drug Corporation under the terms of our former prime vendor agreement with them, and those included in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports, including Quarterly Reports on Form 10-Q filed with the SEC by the Company.

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PMC Reports Results for the First Quarter 2017

May 10, 2017

You are cautioned not to place undue reliance on any forward-looking statements, all of which speak only as of the date of this press release. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on the Company’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release and in the Risk Factors section set forth in the Company’s Annual Report on Form 10-K filed with the SEC and in other reports filed with the SEC by the Company.

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PMC Reports Results for the First Quarter 2017

May 10, 2017

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS
(In millions, except share and per share amounts)

	Three Months Ended March 31,
	2016		2017
	Amount	% of Revenues	Amount	% of Revenues
Revenues	$524.5	100.0%	$566.8	100.0%

Cost of goods sold	442.5	84.4	478.9	84.5

Gross profit	82.0	15.6	87.9	15.5

Selling, general and administrative expenses	57.0	10.9	63.5	11.2

Amortization expense	8.2	1.5	9.1	1.6

Merger, acquisition, integration costs and other charges	4.4	0.8	3.5	0.6

Settlement, litigation and other related charges	3.1	0.6	2.6	0.5

Restructuring and impairment charges	1.4	0.3	-	-

Operating income	7.9	1.5	9.2	1.6

Interest expense, net	3.0	0.6	3.7	0.6

Income before income taxes	4.9	0.9	5.5	1.0

Provision for income taxes	0.8	0.1	2.0	0.4

Net income	$4.1	0.8%	$3.5	0.6%

	Three Months Ended
	March 31,
	2016	2017
Earnings per common share:
Basic	$0.13	$0.11
Diluted	$0.13	$0.11

Shares used in computing earnings per common share:
Basic	30,527,697	30,839,139
Diluted	30,917,192	31,198,782

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PMC Reports Results for the First Quarter 2017

May 10, 2017

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share amounts)

	Dec. 31, 2016	Mar. 31, 2017

ASSETS
Current assets:
Cash and cash equivalents	$5.4	$15.4
Accounts receivable, net	235.4	247.8
Inventory	214.7	143.5
Income taxes receivable	4.7	5.0
Prepaids and other assets	56.5	57.1
	516.7	468.8

Equipment and leasehold improvements	250.9	258.9
Accumulated depreciation	(165.1)	(171.8)
	85.8	87.1

Goodwill	392.3	431.6
Intangible assets, net	187.6	179.9
Deferred tax assets, net	9.2	6.3
Other long-term assets	81.4	78.6
	$1,273.0	$1,252.3
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$107.1	$86.9
Salaries, wages and other compensation	32.5	34.0
Current portion of long-term debt	15.6	15.5
Other accrued liabilities	27.1	24.8
	182.3	161.2

Long-term debt	457.8	451.0
Other long-term liabilities	88.7	89.7
Commitments and contingencies (See Note 5)
Stockholders' equity:
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized and no shares issued, December 31, 2016 and March 31, 2017	-	-
Common stock, $0.01 par value per share; 175,000,000 shares authorized; 33,698,269 and 34,104,288 shares issued as of December 31, 2016 and March 31, 2017, respectively	0.3	0.3
Capital in excess of par value	411.1	416.0
Retained earnings	173.7	177.2
Treasury stock at cost, 2,916,906 and 3,010,656 shares at December 31, 2016 and March 31, 2017, respectively	(40.9)	(43.1)
	544.2	550.4
	$1,273.0	$1,252.3

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PMC Reports Results for the First Quarter 2017

May 10, 2017

PHARMERICA CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2016	2017
Cash flows provided by (used in) operating activities:
Net income	$4.1	$3.5
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	5.3	6.9
Amortization	8.2	9.1
Stock-based compensation and deferred compensation	1.4	2.5
Amortization of deferred financing fees	0.1	0.2
Deferred income taxes	3.1	2.9
Other	0.1	-
Change in operating assets and liabilities:
Accounts receivable, net	1.0	(5.3)
Inventory	34.9	73.6
Prepaids and other assets	(0.7)	2.3
Accounts payable	14.2	(25.8)
Salaries, wages and other compensation	(6.7)	1.5
Other accrued liabilities	2.2	1.1
Income taxes payable (receivable)	(0.9)	(0.2)
Excess tax benefit from stock-based compensation	(1.0)	(0.1)
Net cash provided by operating activities	65.3	72.2

Cash flows provided by (used in) investing activities:
Purchase of equipment and leasehold improvements	(5.4)	(7.9)
Acquisitions, net of cash acquired	(6.7)	(48.2)
Net cash used in investing activities	(12.1)	(56.1)

Cash flows provided by (used in) financing activites:
Repayments of long-term debt	(2.8)	(3.7)
Net activity of long-term revolving credit facility	(45.0)	(3.0)
Issuance of common stock	0.1	3.0
Treasury stock for employee taxes on stock award	(3.0)	(2.2)
Repayment of capital lease obligations	(0.1)	(0.2)
Net cash used in financing activities	(50.8)	(6.1)

Change in cash and cash equivalents	2.4	10.0
Cash and cash equivalents at beginning of period	23.1	5.4

Cash and cash equivalents at end of period	$25.5	$15.4

Supplemental information:
Cash paid for interest	$2.6	$3.5
Cash paid (received) for taxes	$-	$(0.4)

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PMC Reports Results for the First Quarter 2017

May 10, 2017

PHARMERICA CORPORATION
UNAUDITED SUPPLEMENTAL INFORMATION

	Three Months Ended March 31,
	2016	2017
Pharmacy data:
Prescriptions dispensed (in thousands)	8,295	7,884
Revenue per prescription dispensed	$63.23	$71.89
Gross profit per prescription dispensed	$9.89	$11.15

UNAUDITED RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In millions)	Three Months Ended March 31,
	2016	2017
Net income	$4.1	$3.5
Add:
Interest expense, net	3.0	3.7
Provision for income taxes	0.8	2.0
Depreciation and amortization expense	13.5	16.0
EBITDA	21.4	25.2
Merger, acquisition, integration costs and other charges	4.4	3.5
Settlement, litigation and other related charges	3.1	2.6
Restructuring and impairment charges	1.4	-
Adjusted EBITDA	$30.3	$31.3
Adjusted EBITDA margin	5.8%	5.5%

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE
TO ADJUSTED DILUTED EARNINGS PER SHARE

(In whole numbers)	Three Months Ended March 31,
	2016	2017

Diluted earnings per share	$0.13	$0.11
Add:
Diluted earnings per share impact of:
Merger, acquisition, integration costs and other charges	0.09	0.07
Settlement, litigation and other related charges	0.06	0.05
Restructuring and impairment charges	0.03	-
Amortization of intangible assets	0.17	0.18
Impact of the above adjustments on the tax provision	(0.03)	0.01
Adjusted diluted earnings per share	$0.45	$0.42

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PMC Reports Results for the First Quarter 2017

May 10, 2017

PHARMERICA CORPORATION
SUPPLEMENTAL INFORMATION (Continued)

UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
TO NET CASH PROVIDED BY OPERATING ACTIVITIES

(In millions)	Three Months Ended March 31,
	2016	2017
Adjusted EBITDA	$30.3	$31.3
Interest expense, net	(3.0)	(3.7)
Merger, acquisition, integration costs and other charges	(8.9)	(6.1)
Provision for bad debt	3.2	3.9
Amortization of deferred financing fees	0.1	0.2
Provision for income taxes	(0.8)	(2.0)
Deferred income taxes	3.1	2.9
Changes in federal and state income tax payable (receivable)	(0.9)	(0.2)
Stock-based compensation and deferred compensation	1.4	2.5
Excess tax benefit from stock-based compensation	(1.0)	(0.1)
Changes in assets and liabilities	41.7	43.5
Other	0.1	-
Net cash provided by operating activities	$65.3	$72.2

Use of Non-GAAP Measures

PharMerica calculates Adjusted EBITDA as provided in the reconciliation above and calculates Adjusted EBITDA Margin by taking Adjusted EBITDA and dividing it by revenues. PharMerica calculates and uses Adjusted EBITDA as a performance measure.  The measurement is used in concert with net income and cash flows from operations, which measure actual cash generated in the period.  In addition, PharMerica believes that Adjusted EBITDA and Adjusted EBITDA Margin are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance and the ability to incur and service debt and make capital expenditures.  In addition, Adjusted EBITDA, as defined in the Credit Agreement, is used in conjunction with the Corporation’s debt leverage ratio and this calculation sets the applicable margin for the quarterly interest charge.  Adjusted EBITDA, as defined in the Credit Agreement, is not the same calculation as these unaudited reconciliation tables.  Adjusted EBITDA does not represent funds available for PharMerica’s discretionary use and is not intended to represent or to be used as a substitute for net income or cash flows from operations data as measured under U.S. generally accepted accounting principles (“GAAP”).  The items excluded from Adjusted EBITDA but included in the calculation of PharMerica’s reported net income and cash flows from operations are significant components of the accompanying consolidated income statements and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.  PharMerica’s calculation of Adjusted EBITDA may not be consistent with calculations of EBITDA used by other companies.

PharMerica calculates and uses adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision as an indicator of its core operating results.  The measurement is used in concert with net income and diluted earnings per share, which measure actual earnings per share generated in the period.  PharMerica believe the exclusion of these charges in expressing adjusted diluted earnings per share provides management with a useful measure to assess period to period comparability and is useful to investors in evaluating PharMerica’s operating results from period to period.  Adjusted diluted earnings per share, exclusive of the impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision do not represent the amount that effectively accrues directly to stockholders (i.e., such costs are a reduction in earnings and stockholders’ equity) and is not intended to represent or to be used as a substitute for diluted earnings per share as measured under GAAP.  The impact of merger, acquisition, integration costs and other charges, settlement, litigation and other related charges, restructuring and impairment charges, amortization of intangible assets, and the tax impact of the adjustments on the tax provision excluded from the diluted earnings per share are significant components of the accompanying consolidated income statements and must be considered in performing a comprehensive assessment of overall financial performance.

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